      Filed Pursuant to Rule 424(b)(3)
                                    Registration No. 333-128607

PROSPECTUS

4,326,337 Shares

PNM RESOURCES, INC.

Common Stock

The selling stockholders identified in this prospectus may sell up to 4,326,337 shares of our common stock.  They acquired these shares of common stock in connection with the completion of our acquisition of TNP Enterprises, Inc., or TNP, on June 6, 2005.  We agreed to register for resale the shares of common stock issued to the selling stockholders in connection with the acquisition.

Certain of the selling stockholders have entered into "lock-up" agreements, under which they have agreed not to sell their shares for specified periods of time, as described in this prospectus under "Plan of Distribution".

The selling stockholders may offer and sell their shares in public or private transactions, or both.  These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

The selling stockholders may sell their shares from time to time to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  For information on the methods of sale of the common stock, you should read the section of this prospectus entitled "Plan of Distribution" on page 3.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "PNM."  The last reported sale price of our common stock on the New York Stock Exchange on November 11, 2005 was $24.47 per share.

Investing in our common stock involves risks.  For a description of these risks, see "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process or continuous offering process.  Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered by the selling stockholders.  We may also file, from time to time, a prospectus supplement containing specific information about the selling stockholders and the terms of the securities being offered.

This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the securities and the Company, you should refer to the registration statement relating to this prospectus, including its exhibits, and the information incorporated herein by reference. Any prospectus supplement that we file with the SEC may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplements together with the additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but we refer you to the actual documents for complete information.

In this prospectus, "we," "us," "Company" and "our" refer to PNM Resources, Inc. but not any of our subsidiaries unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's website located at http://www.sec.gov. Our SEC filings are also available free of charge from our website at www.pnmresources.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also inspect our SEC reports, proxy statements and other information concerning us at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" into this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference into this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC, other than any information in these documents that is deemed not to be "filed" with the SEC:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as updated with our Current Report on Form 8-K filed September 26, 2005 which provides certain financial information that has been reformatted to reflect the combination of two segments previously reported separately, Transmission and Electric, into one reportable segment, PNM Electric;

  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  our Current Reports on Form 8-K and amendments thereto on Form 8-K/A filed on January 3, 2005; February 7, 2005; March 2, 2005 (filing information under Item 1.01); March 7, 2005; March 15, 2005; March 29, 2005; March 30, 2005 (excluding information furnished under Item 7.01); March 31, 2005; April 13, 2005; April 15, 2005; April 25, 2005; May 5, 2005; May 23, 2005; June 10, 2005; July 8, 2005; July 22, 2005; August 2, 2005; August 4, 2005; August 10, 2005; August 16, 2005 (filing information under Item 8.01); August 19, 2001; August 23, 2005; August 24, 2005; September 26, 2005; September 27, 2005; September 29, 2005; October 3, 2005; October 6, 2005; October 11, 2005; October 12, 2005; October 14, 2005; October 14, 2005; October 26, 2005; November 14, 2005; November 23, 2005; November 30, 2005; and December 5, 2005.

  description of our capital stock contained in a Current Report on Form 8-K filed on December 31, 2001 together with any amendments filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Items 2.02 or 7.01 of Current Reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the initial filing of the registration statement that contains this prospectus and before termination of this offering.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., Alvarado Square, Albuquerque, New Mexico, 87158, Attention: Investor Relations. You may also telephone your request at (505) 241-2477.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS AND INFORMATION

Statements made in this prospectus and other documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements by their nature are based upon expectations and estimates and are subject to risks and uncertainties.  We assume no obligation to update this information except as may be required by the federal securities laws.

Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution you not to place undue reliance on these forward-looking statements. Our business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include:

  the potential unavailability of cash at TNP and its subsidiaries,

  the risk that TNP and its subsidiaries will not be integrated successfully,

  the risk that the benefits of the TNP transaction will not be fully realized or will take longer to realize than expected,

  disruption from the TNP transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties,

  the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding,

  the ability of First Choice Power to attract and retain customers,

  changes in Electric Reliability Council of Texas protocols,

  changes in the cost of power acquired by First Choice,

  collections experience,

  insurance coverage available for claims made in litigation,

  fluctuations in interest rates,

  weather (including impacts on the Company of the hurricanes in the Gulf Coast region),

  water supply,

  changes in fuel costs,

  availability of fuel supplies,

  the effectiveness of risk management and commodity risk transactions,

  seasonality and other changes in supply and demand in the market for electric power,

  variability of wholesale power prices,

  volatility in market liquidity,

  changes in the competitive environment in the electric and natural gas industries,

  the performance of generating units and transmission system,

  the market for electrical generating equipment,

  our ability to secure long-term power sales,

  the risks associated with the completion of the construction of Luna Energy Facility, or Luna, including construction delays and unanticipated cost overruns,

  state and federal regulatory and legislative decisions and actions,

  the outcome of legal proceedings,

  changes in applicable accounting principles,

  the performance of state, regional and national economies and the other factors described in "Risk Factors" in our periodic SEC filings that are incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see the discussion of risk factors as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the information about the risks associated with our use of derivative financial instruments set forth under "Quantitative and Qualitative Disclosure About Market Risk" contained in certain of the documents incorporated by reference in this prospectus.

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. The summary does not contain all of the information that may be important to you or that you should consider when making an investment decision. You should carefully read the summary together with the more detailed information that is contained and incorporated by reference in this prospectus.

PNM Resources, Inc.

We are an energy holding company based in Albuquerque, New Mexico, primarily engaged in the generation, transmission, distribution, sale and marketing of electricity and in the transmission, distribution and sale of natural gas within the States of New Mexico and Texas. Our business is currently conducted through our subsidiaries, Public Service Company of New Mexico, or PNM, Texas-New Mexico Power Company, or TNMP, and First Choice Power, or FCP.

PNM is New Mexico's largest electricity and natural gas provider, serving approximately 413,000 electric and 471,000 natural gas customers throughout the state. As of December 31, 2004, PNM had an integrated portfolio of 2,417 MW of generation, which PNM uses to serve both regulated and unregulated load. Pursuant to a long-standing regulatory approach, PNM uses a joint-dispatch method that serves both retail and wholesale markets. During 2004, our sales in the wholesale electric market accounted for approximately 62% of total MWh sales, of which 80% had been purchased for resale. For the year ended December 31, 2004, we generated approximately $1.6 billion in operating revenues, with approximately $659.5 million in gross margin (which is operating revenues less cost of energy sold) representing 41.1% of operating revenues. Of those amounts, our unregulated wholesale business generated approximately $588.2 million in operating revenues, with approximately $96.4 million in gross margin representing 16.4% of operating revenues, while our regulated electric and gas businesses generated approximately $1.1 billion in operating revenues, with approximately $562.3 million in gross margin representing 51.9% of operating revenues. PNM's utility electric distribution system spans more than 4,098 miles of overhead lines and 4,303 miles of underground cable lines while the gas transmission system stretches about 1,545 miles and the distribution system consists of approximately 11,841 miles of pipe.

On June 6, 2005, we completed our acquisition of all the outstanding common shares of TNP.  TNP was a privately owned holding company for Texas-New Mexico Power Company and First Choice Power.  TNMP provides electric service to approximately 256,000 customers in Texas and New Mexico.  Its affiliate, First Choice, is a retail-electric provider with approximately 56,000 customers in Texas.  For more detailed information concerning the TNP acquisition, you should also read "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the Notes to Consolidated Financial Statements contained in certain of the documents incorporated by reference in this prospectus.

Our executive offices are located at Alvarado Square, Albuquerque , New Mexico 87158, and our telephone number at that address is (505) 241-2700.

This Offering

We agreed to file with SEC the registration statement of which this prospectus forms a part to afford the selling stockholders identified herein the opportunity to resell the shares of our common stock they received in connection with our acquisition of TNP, described above, in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or the Securities Act.

Subject to the lock-up agreements discussed herein under "Plan of Distribution", the selling stockholders identified in this prospectus may sell up to 4,326,337 shares of our common stock in public or private transactions, or both.  These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.  The selling stockholders may sell their shares from time to time to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  For information on the methods of sale of the common stock, you should read the section of this prospectus entitled "Plan of Distribution" on page 3.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. All proceeds from the sale of the common stock under this prospectus will be for the account of the selling stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" below.

SELLING STOCKHOLDERS

On June 6, 2005, we completed our acquisition of all the outstanding common shares of TNP.  Under the terms of the acquisition agreement, TNP's common shareholder received 4,326,337 of our newly issued common shares and cash in an amount at closing equal to approximately $87.6 million, which constituted the estimated purchase price that is subject to certain post-closing adjustments.  We understand that most of the 4,326,337 shares of common stock were subsequently distributed to the partners of TNP's common shareholder, which we refer to herein as the selling shareholders.  This prospectus covers the resale by the selling stockholders of up to the 4,326,337 shares of our common stock issued in connection with the acquisition.

The following table sets forth the names of the selling stockholders, information as of November 10, 2005 regarding the beneficial ownership of common stock by each of the selling stockholders and the number of shares of our common stock that may be offered by each selling stockholder under this prospectus.  Information with respect to the beneficial ownership is based upon information from the selling stockholders or agents of the selling stockholders.  Information with respect to the number of shares beneficially owned after the offering assumes the sale of all of the shares offered by the selling stockholders under this prospectus and no other purchases or sales of common stock.  The applicable percentages of beneficial ownership after the offering is based on an aggregate of 68,763,951 shares of our common stock issued and outstanding as of November 11, 2005.  Other than as described above, none of the selling stockholders listed in the table have held any position or office or have had a material relationship with us or any of our affiliates within the past three years.  None of the selling stockholders who are affiliates of broker-dealers acquired the shares outside the ordinary course of business or, at the time of the purchase of the shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the shares.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering

SW Acquisition, L.P. (1)	10,654	10,654	-	-
SW I Acquisition GP, L.P. (2)	354,847	354,847	-	-
Caravelle Investment Fund, L.L.C. (3)	639,324	639,324	-	-
CIBC WG Argosy Merchant Fund 2, L.L.C. (4)	869,778	869,778	-	-
Co-Investment Merchant Fund 3, LLC (4)	96,642	96,642	-	-
Continental Casualty Company (5)	1,387,681	1,387,681	-	-
Laurel Hill Capital Partners, L.L.C. (6)	95,155	95,155	-	-
Carlyle High Yield Partners, L.P. (7)	79,296	79,296	-	-
75 Wall Street Associates, LLC(8)	79,296	79,296	-	-
Annex Holdings I L.P. (9)	118,944	118,944	-	-
American Securities Partners II, L.P. (10)	494,076	494,076	-	-
American Securities Partners II(B), L.P. (10)	100,644	100,644	-	-

__________

(1)           William J. Catacosinos is the Manager of SW II Acquisition, LLC, which is the general partner of SW I Acquisition GP, L.P.  SW I Acquisition, GP, L.P. is the general partner of SW Acquisition, L.P.  Mr. Catacosinos exercises sole or shared voting and investment power over these shares.

(2)           William J. Catacosinos is the Manager of SW II Acquisition, LLC, which is the general partner of SW I Acquisition GP, L.P.  Mr. Catacosinos exercises sole or shared voting and investment power over these shares.  SW I Acquisition GP, L.P. may be deemed the beneficial owner of the 10,654 shares owned by SW Acquisition, L.P.

(3)           Jay R. Bloom, Andrew R. Heyer, Dean C. Kehler and David M. Millison exercise shared voting and investment power with respect to these shares.

(4)           Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler exercise shared voting and investment power with respect to these shares.  CIBC WG Argosy Merchant Fund 2, L.L.C. and Co-Investment Merchant Fund 3, LLC are affiliates of CIBC World Markets Corp., a registered broker-dealer.

(5)           Continental Casualty Company is an affiliate of CNA Investor Services, Inc., a limited purpose broker-dealer, and is an indirect, wholly-owned subsidiary of CNA Financial Corporation.

(6)           William J. Catacosinos is the Managing Member of Laurel Hill Capital Partners, L.L.C. and as such exercises sole or shared voting and investment power over these shares.

(7)           Carlyle High Yield Partners, L.P. is an affiliate of Grant Street Group (formerly known as MuniAuction, Inc.) and USBX, Inc., each a registered broker-dealer.  Michael Zupon is the Executive Managing Director of TCG High Yield, L.L.C., which is the general partner of Carlyle High Yield Partners, L.P., and as such exercises sole or shared voting and investment power over these shares.

(8)           75 Wall Street Associates, LLC is an indirect subsidiary of Allianz Aktiengesellschaft.  75 Wall Street Associates, LLC is an affiliate of certain broker-dealers that are indirect subsidiaries of Allianz Aktiengesellschaft.

(9)           Alexander P. Coleman is the managing member of Annex Capital Partners LLC, which is the general partner of Annex Holdings I L.P., and as such exercises sole or shared voting and investment power over these shares.

(10)         Michael G. Fisch and Charles D. Klein are managing members of American Securities Associates III, LLC, which is the general partner of American Securities Partners II, L.P. and American Securities Partners II(B), L.P., and as such exercise sole or shared voting and investment power over these shares.

PLAN OF DISTRIBUTION

Certain of the selling stockholders have entered into lock-up agreements, described below in this section, under which they have agreed not to sell their shares for specified periods of time.

Subject to the terms of the lock-up agreements, the selling stockholders may, from time to time, sell any or all of their shares of common stock offered under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus.

The common stock offered by this prospectus may be sold from time to time to purchasers:

  directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest (other than purchasers pursuant to this prospectus), or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the shares by selling stockholders and any discounts, commissions or agent's commissions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.

The common stock may be sold in one or more transactions at:

  fixed prices;

  prevailing market prices at the time of sale;

  prices related to such prevailing market prices;

  varying prices determined at the time of sale; or

  negotiated prices.

These sales may be effected in one or more transactions:

  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

  in the over-the-counter market;

  in privately negotiated transactions;

  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

   through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  through the settlement of short sales;

  any other method permitted by applicable law; or

  through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may engage in short sales of the common stock in the course of hedging their positions, sell the common stock short and deliver the common stock to close out short positions, loan or pledge common stock to broker-dealers or other financial institutions that in turn may sell the common stock, enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to the prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

We are not aware of any plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

There can be no assurance that any selling stockholder will sell any or all of the common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Certain of the selling stockholders, namely SW I Acquisition GP, L.P., Continental Casualty Company, CIBC WG Argosy Merchant Fund 2, L.L.C., Caravelle Investment Fund, L.L.C., American Securities Partners II, L.P. and Laurel Hill Capital Partners, L.L.C., who, directly or indirectly, acquired in the aggregate 4,048,801 shares of common stock in connection with our acquisition of TNP, have agreed ("lock-up agreements") not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of any of the shares of our common stock acquired by such selling stockholders in connection with our acquisition of TNP for a certain period of time.  Such lock-up agreements have lapsed with respect to 50% of such shares of common stock and will remain in effect until December 6, 2005, with respect to the remaining 50%, or 2,024,401 shares, of such common stock.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay all expenses incidental to the registration of the common stock offered under this prospectus, including our own legal and accounting fees, transfer agent fees, and the expenses of preparing, printing and filing the registration statement, this prospectus and any prospectus supplement.  The selling stockholders have agreed to pay all other costs associated with the sale of the common stock offered under this prospectus, including all commissions, fees and discounts of underwriters, brokers, dealers and agents, all transfer taxes and related expenses and all fees and costs of their own counsel.

If required, we will distribute a supplement to this prospectus to describe any material changes in the offering.

VALIDITY OF SECURITIES

The validity of the offered securities has been passed upon for us by Charles L. Moore, Associate General Counsel, SEC Reporting and Corporate Transactions, PNM Resources, Inc.

EXPERTS

The consolidated financial statements, related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from PNM Resources Inc.'s Current Report on Form 8-K dated September 26, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and a change in actuarial valuation measurement date for the pension and other post-retirement benefit plans from September 30 to December 31, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.